UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2019

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37713	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2025 Hamilton Avenue
San Jose, California 95125
(Address of principal executive offices)

(408) 376-7008
(Registrant's telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock	EBAY	The Nasdaq Global Select Market
6.00% Notes due 2056	EBAYL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 11, 2019, eBay Inc. (the “Company”) entered into letter agreements with each of Scott F. Schenkel and Andrew Cring, which provide to each of Messrs. Schenkel and Cring the following compensation in consideration of their assumption, on September 25, 2019, of their additional duties and responsibilities as Interim Chief Executive Officer and Interim Chief Financial Officer, respectively: (i) Mr. Schenkel will receive a monthly performance bonus equal to $125,000 and Mr. Cring will receive a monthly performance bonus equal to $70,000, for each month in which such officer serves in his interim position (prorated for partial months); and (ii) by no later than October 15, 2019: (a) Mr. Schenkel will receive grants of (1) performance-based restricted stock units (“PBRSUs”) having a target grant date value of $4,000,000 and (2) restricted stock units (“RSUs”) having a grant date value of $4,000,000, and (b) Mr. Cring will receive a grant of RSUs having a grant date value of $3,000,000. The RSU grants to Messrs. Schenkel and Cring will vest as to 1/16 of the awards on January 15, 2020, and 1/16 quarterly thereafter over four years, subject to continued employment with an eBay company. Mr. Schenkel’s PBRSUs will be subject to performance vesting over the period January 1, 2019 through December 31, 2020 under the 2019-2020 PBRSU cycle, with the same performance goals and modifiers set for similarly situated officers in the 2019-2020 PBRSU cycle. The actual amount of the PBRSUs to be earned will be determined based on Company performance and will be subject to the terms and conditions of the performance plan approved by the Compensation Committee, and to the extent earned for this cycle will vest as to 100% of the earned shares in March 2022, subject to Mr. Schenkel’s continued employment with an eBay company. Both the PBRSUs and RSUs will be granted under the Company’s current stock plans and current forms of PBRSU and RSU grant agreements as previously disclosed.
The foregoing summary description of each of the letter agreements between the Company and Messrs. Schenkel and Cring, respectively, does not purport to be complete and is qualified in its entirety by reference to the full text of each such letter agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.	Description
10.1	Letter agreement between eBay Inc. and Scott Schenkel, dated October 11, 2019
10.2	Letter agreement between eBay Inc. and Andrew Cring, dated October 11, 2019
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: October 16, 2019	/s/ Marc D. Rome
Name: Marc D. Rome
Title: Vice President & Deputy General Counsel, Corporate & Assistant Secretary